UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

Check the appropriate box:

☐ Preliminary Information Statement

☐ Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

☑ Definitive Information Statement

STRATUM HOLDINGS, INC.
(Name of Registrant As Specified In Charter)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No:

3)	Filing Party:

4)	Date Filed:

THIS INFORMATION STATEMENT IS BEING PROVIDED TO
YOU BY THE BOARD OF DIRECTORS OF STRATUM HOLDINGS, INC.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
REQUESTED NOT TO SEND US A PROXY

STRATUM HOLDINGS, INC.
11011 Richmond Avenue, Suite 525
Houston, Texas 77042
 (713) 479-7050

INFORMATION STATEMENT

February 25, 2014

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

To the Holders of Common Stock of Stratum Holdings, Inc.:

This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the holders (the “Stockholders”) of common stock, $0.01 par value per share (the “Common Stock”), of Stratum Holdings, Inc., a Nevada corporation (the “Corporation”), to notify the Stockholders that on February 12, 2014, the Corporation received a majority written consent in lieu of a meeting of the holders (“Majority Stockholders”), together holding in the aggregate more than a majority of the total voting power of all issued and outstanding voting capital of the Corporation.   The Majority Stockholders authorized the following:

●	The change in the name of the Corporation from Stratum Holdings, Inc. to Caprock Oil, Inc. (the “Name Change”).
●	The increase in the authorized shares of Common Stock of the Corporation from 5 million to 200 million shares (the “Authorized Share Increase”).
●
The approval and ratification of entry by the Corporation into that certain Share Exchange Agreement (the “Exchange Agreement”) on January 17, 2014, providing for the acquisition by the Corporation of all of the outstanding membership interests of Cinco NRG, LLC, a private oil and gas company majority owned by Pioneer Group, LLC, which acquired approximately 80% of our outstanding Common Stock in September 2013, pursuant to which the Corporation will issue, at closing, approximately 47 million shares of Common Stock, or approximately 95% of our total shares of Common Stock then outstanding after giving effect to such issuance, and the consummation of the transactions contemplated by the Exchange Agreement, and further resolution adopted, providing that any such issuance of shares necessary to complete such transactions is authorized and approved upon resolution of the Board of Directions without further vote of the shareholders (the “Cinco Acquisition”).  The written consent is considered an affirmative vote of the shareholders for such issuance as set out in Section 78.207 of the Nevada Revised Statutes.

●
A further resolution providing that the actions of the directors, officers, employees and agents of the Corporation prior to the date hereof in connection with the matters set forth in the preceding resolutions hereby are approved, ratified and confirmed (the “Ratification”).

On February 12, 2014, the Board of Directors of the Corporation approved, and recommended to the Majority Stockholders that they approve the Name Change, the Authorized Share Increase, the Cinco Acquisition and the Ratification.  On February 12, 2014, the Majority Stockholders approved the Name Change, the Authorized Share Increase, the Cinco Acquisition and the Ratification by written consent in lieu of a meeting, in accordance with Nevada law.  Accordingly, your consent is not required and is not being solicited in connection with the approval of the Actions.

Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the actions described herein will not be implemented until a date at least 20 days after the date on which this Information Statement has been mailed to the Stockholders.   We mailed the Preliminary Information Statement to the Stockholders on February 14, 2014.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

By Order of the Board of Directors,

/s/ D. Hughes Watler, Jr.
D. Hughes Watler, Jr.
Chief Financial Officer

February 25, 2014

STRATUM HOLDINGS, INC.
11011 Richmond Avenue, Suite 525
Houston, Texas 77042
 (713) 479-7050

INFORMATION STATEMENT

February 25, 2014

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
REQUESTED NOT TO SEND US A PROXY

INTRODUCTION

This Information Statement is being furnished to the holders of shares of common stock, par value $0.01 per share (“Common Stock”), of Stratum Holdings, Inc. in connection with the actions by a majority of issued and outstanding shares of Common Stock taken by written consent on February 12, 2014 to approve actions described in this Information Statement.   In this Information Statement, all references to “the Corporation,”  “we,” “us” or “our” refer to Stratum Holdings, Inc.   We mailed the Preliminary Information Statement to our stockholders of record on February 14, 2014.

Pursuant to Rule 14c-2 promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the actions described herein will not become effective until 20 calendar days following the date on which this Information Statement is first mailed to our stockholders.

The entire cost of furnishing this Information Statement will be borne by the Corporation.  We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Corporation’s Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith.

ACTIONS TAKEN BY A MAJORITY OF STOCKHOLDERS

On February 12, 2014, the Majority Stockholders approved the following actions by written consent in lieu of a meeting, in accordance with Nevada law:

●	The change in the name of the Corporation from Stratum Holdings, Inc. to Caprock Oil, Inc.
●	The increase in the authorized shares of Common Stock of the Corporation to 200 million shares.
●
The approval and ratification of entry by the Corporation into that certain Share Exchange Agreement (the “Exchange Agreement”) on January 17, 2014, providing for the acquisition by the Corporation of all of the outstanding membership interests of Cinco NRG, LLC, a private oil and gas company majority owned by Pioneer Group, LLC, which acquired approximately 80% of our outstanding Common Stock in September 2013, pursuant to which the Corporation will issue, at closing, approximately 47 million shares of Common Stock, or approximately 95% of our total shares of Common Stock then outstanding after giving effect to such issuance, and the consummation of the transactions contemplated by the Share Exchange Agreement, and further resolution adopted, providing that any such issuance of shares necessary to complete such transactions is authorized and approved upon resolution of the Board of Directions without further vote of the shareholders.

●
A further resolution providing that the actions of the directors, officers, employees and agents of the Corporation prior to the date hereof in connection with the matters set forth in the preceding resolutions hereby are approved, ratified and confirmed (the “Ratification”).

Dissenter’s Rights of Appraisal:

Stockholders who did not consent to the actions are not entitled to assert dissenters’ or appraisal rights.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth certain information regarding the beneficial ownership of our Common Stock as of February 12, 2014 of (i) each person known to us to beneficially own more than 10% of our Common Stock, (ii) our directors, (iii) each named executive officer and (iv) all directors and named executive officers as a group.  As of February 12, 2014, there were a total of 2,655,738 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote on matters on which holders of voting stock of the Corporation are eligible to vote.  The column entitled “Percent” shows the percentage of voting Common Stock beneficially owned by each listed party.

The number of shares beneficially owned is determined under the rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose.  Under those rules, beneficial ownership includes any shares as to which a person or entity has sole or shared voting power or investment power plus any shares which such person or entity has the right to acquire within sixty (60) days of February 12, 2014, through the exercise or conversion of any stock option, convertible security, warrant or other right.  Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares such power with that person’s spouse) with respect to all shares of capital stock listed as owned by that person or entity.

	Beneficial Ownership
Directors and Executive Officers	Amount	Percent
D. Hughes Watler, Jr. (1)	2,000	*
Directors and Executive Officers as a Group (2)	2,000	*

Other 10% Beneficial Owners
Pioneer Group, LLC (3)	2,123,140	79.9

*	Less than 1%

(1)	Includes the following securities: (a) 2,000 shares of Common Stock held by Mr. Watler on his own behalf; and (b) no currently vested options or warrants to purchase shares of Common Stock.

(2)
Includes the following securities: (a) 2,000 shares of Common Stock held by Directors and Officers on their own behalf; and (b) no currently vested options or warrants held by Directors and Officers to purchase shares of Common Stock.

(3)
Includes the following securities: (a) 2,123,140 shares of Common Stock held by Pioneer Group, LLC on its own behalf; and (b) no currently vested options or warrants to purchase shares of Common Stock.  The address of Pioneer Group, LLC is 201 S. Phillips Avenue, Suite 200, Sioux Falls, SD 57104.

INTERESTS OF CERTAIN PERSON IN OPPOSITION TO MATTERS ACTED UPON

No officer or director of the Corporation has any substantial interest in the Actions, other than his or her role as an officer or Director of the Corporation.

ACTIONS TO BE TAKEN

ACTION ONE
NAME CHANGE

We believe that changing the name of the Corporation to Caprock Oil, Inc. (the “Name Change”) will more accurately reflect and represent to the public the business of the Corporation.

Prior to filing the amendment to the Articles of Incorporation reflecting the Name Change, we must first notify FINRA by filing the Issuer Corporation Related Action Notification Form no later than ten (10) days prior to the anticipated record date of the Name Change.  Our failure to provide such notice may constitute fraud under Section 10 of the Exchange Act.

The Name Change will become effective on the date that we file the Certificate of Amendment to the Articles of Incorporation of the Corporation (the “Amendment”) with the Secretary of State of the State of Nevada.  We intend to file the Amendment with the Secretary of State of the State of Nevada promptly after the twentieth (20th) day following the date on which this Information Statement is mailed to the Stockholders.

In connection with the Name Change, we will request a new ticker symbol, but such request will not be processed until up to sixty (60) days after FINRA has announced the Name Change to the market.  We currently expect to file the Amendment on or about March 10, 2014.

ACTION TWO
ADOPTION OF AMENDED AND RESTATED ARTICLES OF INCORPORATION WITH THE FOLLOWING CHANGES

In addition to the Name Change described in Action One above, the Amendment will increase in the authorized shares of Common Stock of the Corporation to 200 million shares (the “Authorized Share Increase”).

We believe that the increased authorization of Common Stock gives the Corporation flexibility in negotiations for acquisitions or in other business transactions, including the Cinco Acquisition (as described below).

ACTION THREE
AUTHORIZE THE ISSUANCE OF APPROXIMATELY 95% OF OUTSTANDING SHARES
FOR THE PURPOSE OF CONSUMMATING AN ACQUISITION

The Corporation entered into the Exchange Agreement on January 17, 2014, providing for the acquisition by the Corporation of all of the outstanding membership interests of Cinco NRG, LLC (“Cinco”), a private oil and gas company majority owned by Pioneer Group, LLC (“Pioneer”), which acquired approximately 80% of our outstanding Common Stock in September 2013, pursuant to which the Corporation will issue, at closing, approximately 47 million shares of Common Stock, or approximately 95% of our total shares of Common Stock then outstanding after giving effect to such issuance, and the consummation of the transactions contemplated by the Share Exchange Agreement, and further resolution adopted, providing that any such issuance of shares necessary to complete such transactions is authorized and approved upon resolution of the Board of Directions without further vote of the shareholders (the “Cinco Acquisition”).  The affirmative vote of the Majority Shareholders by written consent shall be considered an affirmative vote of the shareholders for such issuance as set out in Section 78.207 of the Nevada Revised Statutes, or NRS.

We are incorporated in Nevada. We are subject to Nevada’s “Combinations With Interested Stockholders” statutes (NRS Sections 78.411 through 78.444), which provide that specified persons who, together with affiliates and associates, own, or within three years did own, 10% or more of the outstanding voting stock of a Nevada corporation with at least 200 stockholders cannot engage in specified business combinations with the corporation for a period of three years after the date on which the person became an interested stockholder, unless the combination or the transaction by which the person first became an interested stockholder is approved by the corporation’s Board of Directors before the person first became an interested stockholder.  In this case, the later condition applies as the transaction by which the person first became an interested stockholder was approved by the corporation’s Board of Directors before the person first became an interested stockholder.

Nevada’s “Acquisition of Controlling Interest” statutes (NRS Sections 78.378–78.3793) apply only to Nevada Corporations with at least 200 stockholders, including at least 100 stockholders of record who are Nevada residents, and which conduct business directly or indirectly in Nevada. As of the date of this prospectus, we do not believe we have 100 stockholders of record who are residents of Nevada. The “Acquisition of Controlling Interest” statutes provide that persons who acquire a “controlling interest”, as defined in NRS Section 78.3785, in a company may only be given full voting rights in their shares if such rights are conferred by the disinterested stockholders of the company at an annual or special meeting. However, any disinterested stockholder that does not vote in favor of granting such voting rights is entitled to demand that the company pay fair value for their shares, if the acquiring person has acquired at least a majority of all of the voting power of the company. As such, persons acquiring a controlling interest may not be able to vote their shares.

Entry into the Exchange Agreement was originally reported by the Corporation on a Current Report on Form 8-K filed January 24, 2014.  Although the transactions contemplated by the Exchange Agreement have not been consummated, and will not be consummated until satisfaction of all closing conditions, including increase of the authorized shares of Common Stock of the Corporation described herein, the Corporation filed a Current Report on Form 8-K/A on February 10, 2014, which provided the financial information that will be required by Item 9.01 of Form 8-K upon such consummation.  Such financial statements are also required in this Schedule 14C and are incorporated by reference herein (see Additional Information below), include the following:

●
The audited financial statements of Cinco NRG, LLC as of October 31, 2013 and for the period from inception on April 5, 2013 to October 31, 2013 are filed herewith as Exhibit 99.1 and are incorporated by reference in this Item 9.01(a).

●
The unaudited pro forma financial statements and notes related thereto as of and for the for the nine months ended September 30, 2013 are filed herewith as Exhibit 99.2 and are incorporated by reference in this Item 9.01(b).  The unaudited pro forma financial statements are presented for illustrative purposes only and do not necessarily indicate the financial results of the Corporation had the transaction actually occurred as of the dates indicated.  This financial information has been derived from and should be read together with the historical consolidated financial statements and the related notes of the Corporation incorporated by reference in the Form 8-K/A.

ACTION FOUR
AUTHORIZATION OF CORPORATION OFFICERS AND DIRECTORS TO
IMPLEMENT THE RESOLUTIONS PASSED AND RATIFICATION OF ACTIONS TAKEN

The Corporation authorized officers of the Corporation, acting for and on behalf of the Corporation and in its corporate name, be, and each of them hereby to execute and deliver any and all agreements, documents and instruments, and to take any and all actions as they, or any of them, shall deem necessary, desirable or appropriate in order to effectuate the intent of these resolutions, all upon terms and conditions that they, or any of them, shall deem to be advisable and in the best interests of the Corporation, and in all cases the execution and delivery thereof or the taking of such actions by such person shall be conclusive evidence of the authorization and approval of the same hereby and it is further resolved that the actions of the directors, officers, employees and agents of the Corporation prior to the date hereof in connection with the matters set forth in the preceding resolutions hereby are approved, ratified and confirmed.

Such authorization was provided to officers and directors for the implementation of actions pursuant to the actions set out in this Statement.

ADDITIONAL INFORMATION

We are subject to the disclosure requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith, file reports, information statements and other information, including annual and quarterly reports on Form 10-K and 10-Q, respectively, with the SEC. Reports and other information filed by the Corporation can be inspected and copied at the public reference facilities maintained by the SEC at 100 F. Street, N.E., Washington DC 20549. Copies of such materials can also be obtained upon written request addressed to the SEC, Public Reference Section, 100 F. Street, N.E., Washington DC 20549 at prescribed rates. In addition, the SEC maintains a web site on the Internet (http://www.sec.gov) that contains reports, information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System.

The following documents, as filed with the SEC by the Corporation, are incorporated herein by reference:

(1)	Annual Report on Form 10-K, filed with the SEC on March 20, 2013;
(2)	Quarterly Report on Form 10-Q, filed with the SEC on November 1, 2013;
(3)	Quarterly Report on Form 10-Q, filed with the SEC on August 5, 2013;

(4)	Quarterly Report on Form 10-Q, filed with the SEC on May 1, 2013;

(5)	Current Report on Forms 8-K and 8-K/A filed with the SEC on February 10, 2014, January 24, 2014, October 2, 2013 and April 16, 2013;
You may request a copy of these filings, at no cost, by writing Stratum Holdings, Inc. at 11011 Richmond Avenue, Suite 525, Houston, Texas or telephoning the Corporation at (713) 479-7050.  Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this Information Statement (or in any other document that is subsequently filed with the SEC and incorporated by reference) modifies or is contrary to such previous statement. Any statement so modified or superseded will not be deemed a part of this Information Statement except as so modified or superseded.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Corporation will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Corporation should direct the additional copy of the Information Statement, to the Corporation at 11011 Richmond Avenue, Suite 525, Houston, Texas, telephone (713) 479-7050.

If multiple Stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Corporation to mail each stockholder a separate copy of future mailings, you may mail notification to, or call the Corporation at, its principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Corporation to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the Corporation’s principal executive offices.

This Information Statement is provided to the holders of Common Stock of the Corporation only for information purposes in connection with the Actions, pursuant to and in accordance with Rule 14c-2 of the Exchange Act. Please carefully read this Information Statement.

By Order of the Board of Directors,

/s/ D. Hughes Watler, Jr.
D. Hughes Watler, Jr.
Chief Financial Officer

February 25, 2014